Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Ace Consulting Management, Inc., for the period ending March 31, 2011, I, Alex Jen, Chief Executive Officer and Chief Financial Officer of Ace Consulting Management, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending March 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Ace Consulting Management, Inc.

Ace Consulting Management, Inc.

Date: May 4, 2011	By:	/s/ Alex Jen
Alex Jen
Chief Executive Officer Chief Financial Officer